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                                                              EXHIBIT 23.5


                 CONSENT OF DONALDSON, LUFKIN & JENRETTE

  We hereby consent to the inclusion of our opinion, dated December 14, 1995, as Annex B to the Joint Proxy Statement/Prospectus Constituting a part of the Registration Statement on Form S-4 (Registration No. 33-64911) filed by Advanced Micro Devices, Inc. and to the references to us and our opinion under the captions "Summary--Opinions of Financial Advisors". "The Merger-- Background of the Merger", The Merger--Reasons for the Merger--Recommendations of the Boards of Directors", "The Merger--Opinions of Financial Advisors-- Opinion of Financial Advisor to AMD" in such Joint Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Donaldson, Lufkin & Jenrette
                                           Securities Corporation

                                                   Steven G. Puccinelli
                                          By: _________________________________
                                                   Steven G. Puccinelli
                                                     Managing Director

New York, NY
12/12/95